Exhibit 3.3


                       Form of Certificate of Designation
                                       of
                            Series A Preferred Stock
                                       of
                      Continental Southern Resources, Inc.

                        Pursuant to Section 78.403 of the
                 General Corporation Law of the State of Nevada
                       __________________________________

     Continental Southern Resources, Inc., a Nevada corporation (the "CORPORATION"), does hereby certify that, pursuant to the authority contained in
Section 4.01 of its Articles of Incorporation, as amended, and in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, the Corporation's Board of Directors has duly adopted the following resolution creating a Series of Preferred Stock designated as Series A Preferred Stock:

RESOLVED, that the Corporation hereby designate and create a Series of the authorized Preferred Stock of the Corporation, designated as Series A Preferred Stock, as follows:

FIRST: Of the 10,000,000 shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, 4,100,000 shares are hereby designated as "Series A Preferred Stock." The rights, preference, privileges and restrictions granted to and imposed upon the Series A Preferred Stock are as set forth below:

     1. Definitions. For purposes of this resolution, the following definitions shall apply:

          (a)  "Board"  shall  mean  the  Board of Directors of the Corporation.

          (b) "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

          (c) "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

          (d) "Distribution" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration regardless of whether such transfer is in the form of a dividend or otherwise (except a dividend in shares of Corporation's stock), but not including Permitted Repurchases (as defined below).

          (e) "Dividend Rate" shall mean $.08 per share, which is eight percent (8%) of the Original Issue Price (as defined below) per share per annum for the Series A Preferred Stock (as defined below).

          (f) "Original Issue Date" shall mean the date on which the first share of Series A Preferred Stock is issued by the Corporation.

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


          (g) "Original Issue Price" shall mean $1.00 per share for the Series A Preferred Stock.

          (h) "Permitted Repurchases" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a SUBSIDIARY (as defined below) that are subject to a stockholders agreement, restricted stock purchase agreements or stock option agreements under which the Corporation has the option to repurchase such shares: (i) at such holder's cost, upon the occurrence of certain events, such as the termination of employment or services or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

          (i) "Series A Preferred Stock" shall mean the 8% Series A Preferred Stock, $0.001 par value per share, of the Corporation.

     2.   Dividend  Rights.

          (a) Dividend Preference. The holders of issued and outstanding Series A Preferred Stock shall be entitled to receive, out of any funds and assets of the Corporation legally available therefor, cumulative dividends at the annual Dividend Rate for the Series A Preferred Stock, prior and in preference to the payment of any dividend or other Distribution on the Common Stock (other than a Common Stock Dividend) or any class or Series of capital stock hereafter created. Such dividends shall accrue on each share of Series A Preferred Stock from the date on which such share of Series A Preferred Stock is issued by the Corporation, and shall accrue from day-to-day until paid, whether earned or declared. Unless the full amount of any accrued and unpaid cumulative dividends accrued on the Series A Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend shall be paid or declared, and no Distribution shall be made, on any Common Stock; provided, however, that this restriction shall not apply to Permitted Repurchases. All dividends shall be paid in cash.

          (b)  Non-Cash  Dividends.  Whenever  a  dividend  provided for in this
               Section 2 shall be payable in property other than cash, the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "AVAILABLE FUNDS AND ASSETS"), shall be distributed to stockholders in the following manner:

     (a) Liquidation Preferences. The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution), of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price of the Series A Preferred Stock, plus all accrued but unpaid interest and dividends thereon.

     (b) Merger or Sale of Assets. A (i) consolidation or merger of the Corporation with or into any other corporation or corporations in which the holders of the Corporation's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger; and (ii) a sale of all or substantially all of the assets of the Corporation, shall each be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this
          Section 3. Notwithstanding anything to the contrary contained in the preceding sentence, by vote or written consent of the holders of a majority of the Series A Preferred Stock then outstanding, such holders may waive the right to treat any of the foregoing events as a deemed liquidation.

     (c) Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as reasonably determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

          (1) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:


               (i) if the securities are then traded on a national securities exchange or the NASDAQ National Market System (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three
                    (3)  days  prior  to  the  distribution;  and

               (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

               (iii)  if  there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board.

          (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section 3(d)(1)(i),(ii) or (iii) to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board.

     4.  Voting  Rights.

          (a)  Board  of  Directors;  Elections;  Meetings

               (1) Board Election. So long as any shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect a majority of the directors that constitute the Board at any time (the "Series A Designee(s)"). The holders of the Common Stock shall be entitled to elect the remaining directors.

               (2) Special Meetings. Notwithstanding anything to the contrary contained in the Bylaws of the Corporation, the holders of at least fifty percent (50%) of the Series A Preferred Stock then outstanding, shall be entitled to call a special meeting of the Board of Directors or stockholders of the Corporation on such notice as is required by the Bylaws of the Corporation for special meetings.

               (3) Quarterly Meeting. The Board of Directors shall be required to meet at least once each calendar quarter at a location and time that is convenient to all Directors.

               (4) Committee Appointments. The holders of the Series A Preferred Stock shall have the right to appoint a Series A Designee to each of the Executive and Audit Committees of the Board of Directors, if and when constituted.

          (b) Special Voting Rights. So long as any shares of Series A Preferred Stock are issued and outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate series:

               (1) amend its Certificate of Incorporation in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock;

               (2) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior or on a parity with the Series A Preferred Stock;

               (3) authorize or issue any additional Series A Preferred Stock or any other stock having rights or preferences senior or on a parity with the Series A Preferred Stock;

               (4)  merge  or  consolidate  with  or  into  any  corporation;

               (5) sell all or substantially all the Corporation's assets in a single transaction or Series of related transactions;

               (6)  liquidate  or  dissolve;  or

               (7) amend the Corporation's Bylaws to alter any rights of the holders of the Series A Preferred Stock.

     5.  Redemption.

          (a) Redemption Request. At any time after the earlier of (i) five business days after the date on which the Corporation sells, assigns, transfers or refinances its working interests in Louisiana State Lease No. 16141 No. 1 Well in Hell Hole Bayou, an exploration project located in Vermillion, Louisiana, and receives net proceeds equal to at least Ten Million Dollars

               ($10,000,000), (ii) five business days after the date on which the Corporation satisfies in full its obligations under those certain Promissory Notes in the aggregate principal amount of Ten Million Dollars ($10,000,000) which it issued to Lancer Offshore, Inc. and Michael Lauer in February 2002, or (iii) the third anniversary of the initial issuance date of the Series A Preferred Stock, the Corporation may, upon approval of its Board (assuming the recusal from any such vote of all members of the Board elected by the Holders of the Series A Preferred Stock pursuant to Section 4(a)(2) hereof), redeem all or a portion of the outstanding shares of Series A Preferred Stock. The Corporation shall redeem at the Redemption Price (as provided for in Section 5(b) below) that number of shares of Series A Preferred Stock set forth in the minutes or written consent of the Board approving such redemption on the date fixed for redemption therein (the "Redemption Date"). If at any time, any holders of any other Series of Preferred Stock or Common Stock of the Corporation have elected to have any of their shares redeemed at the same time as outstanding shares of Series A Preferred Stock are required to be redeemed hereunder, the Corporation shall pay the applicable Redemption Price (as provided for in Section 5(b) below) on shares of Series A Preferred Stock prior to any other payment on or redemption of the Corporation's other classes of capital stock, including any other Series of Preferred Stock or Common Stock.

          (b) Redemption Price. The redemption price per share of Series A Preferred Stock (the "REDEMPTION PRICE") shall be equal to the Liquidation Preference thereof as described in Section 3(a) plus all accrued and unpaid dividends thereon.

          (c) Insufficient Funds. If the Corporation on any Redemption Date does not have sufficient funds legally available to redeem the shares of Series A Preferred Stock for which redemption is required pursuant to Section 5(a) hereof, then it shall, prior to redeeming any other Series or class of the Company's Preferred Stock or Common Stock, to the maximum lawful extent redeem such shares of Series A Preferred Stock on a pro rata basis among the Series A Preferred Stock stockholders in proportion to the number of shares held by each of them, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (d) Mechanics of Redemption. Each holder of outstanding shares of Series A Preferred Stock shall promptly surrender the certificate or certificates (or affidavit(s) of loss thereof) representing such shares to the Corporation at the Corporation's principal executive office, and thereupon the Corporation shall pay the portion of the Redemption Price for such shares to be paid as described in Section 5(a) hereof in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired.

          (e) Ranking. At no time shall the Corporation redeem shares of any other Series of Preferred Stock of the Corporation or pay the applicable redemption price for or make any other payment on shares of any other Series of Preferred Stock of the Corporation to holders of such other Series of Preferred Stock so long as any shares of Series A Preferred Stock are outstanding and have not been redeemed.

     6. Adjustments for Stock Splits, Etc. Wherever in this Certificate there is a reference to a specific number of shares of Common Stock or Series A Preferred

Stock of the Corporation of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Certificate shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.

     7. No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     SECOND: That such determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series A Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of Incorporation of the Corporation, and in accordance with the provisions of Section 78-1955 of the Nevada Revised Statutes.

     IN WITNESS WHEREOF, Stephen P. Harrington has caused this Designation to be executed this 31st day of May, 2002.


                                 Continental Southern Resources, Inc. f/k/a Expressions Graphics, Inc.


                                     /s/  Stephen  P.  Harrington
                                 By: -----------------------------------
                                 Stephen  P.  Harrington
                                 President

                                                                     Exhibit 3.4


                           Certificate of Designation
                                       of
                            Series B Preferred Stock
                                       of
                      Continental Southern Resources, Inc.

                        Pursuant to Section 78.403 of the
                 General Corporation Law of the State of Nevada
                       __________________________________


     Continental Southern Resources, Inc., a Nevada corporation (the "CORPORATION"), does hereby certify that, pursuant to the authority contained in
Section 4.01 of its Articles of Incorporation, as amended, and in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, the Corporation's Board of Directors has duly adopted the following resolution creating a Series of Preferred Stock designated as Series B Preferred Stock:

     RESOLVED, that the Corporation hereby designate and create a Series of the authorized Preferred Stock of the Corporation, designated as Series B Preferred Stock, as follows:

     FIRST: Of the 10,000,000 shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, 500,000 shares are hereby designated as "Series B Preferred Stock." The rights, preference, privileges and restrictions granted to and imposed upon the Series B Preferred Stock are as set forth below:

     1. Definitions. For purposes of this resolution, the following definitions shall apply:

          (a)  "Board"  shall  mean  the  Board of Directors of the Corporation.

          (b) "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

          (c) "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

          (d) "Distribution" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration regardless of whether such transfer is in the form of a dividend or otherwise (except a dividend in shares of Corporation's stock), but not including Permitted Repurchases (as defined below).

          (e) "Dividend Rate" shall mean $8.00 per share, which is eight percent (8%) of the Original Issue Price (as defined below) per share per annum for the Series B Preferred Stock (as defined below).

          (f) "Original Issue Date" shall mean the date on which the first share of Series B Preferred Stock is issued by the Corporation.

          (g) "Original Issue Price" shall mean $100.00 per share for the Series B Preferred Stock.

          (h) "Permitted Repurchases" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or any of its subsidiaries that are subject to a stockholders agreement, restricted stock purchase agreements or stock option agreements under which the Corporation has the option to repurchase such shares: (i) at such holder's cost, upon the occurrence of certain events, such as the termination of employment or services or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

          (i) "Series A Preferred Stock" shall mean the 8% Series A Preferred Stock, $0.001 par value per share, of the Corporation.

          (j) "Series B Preferred Stock" shall mean the 8% Series B Preferred Stock, $0.001 par value per share, of the Corporation.

     2.  Dividend  Rights.

          (a) Dividend Preference. The holders of issued and outstanding Series B Preferred Stock shall be entitled to receive, out of any funds and assets of the Corporation legally available therefor, cumulative dividends at the annual Dividend Rate for the Series B Preferred Stock, prior and in preference to the payment of any dividend or other Distribution on the Common Stock (other than a Common Stock Dividend) and on parity with the payment of any dividend or other Distribution on the Series A Preferred Stock and any other series of preferred stock which by its terms is pari passu with the Series B Preferred Stock. Such dividends shall accrue on each share of Series B Preferred Stock from the date on which such share of Series B Preferred Stock is issued by the Corporation, and shall accrue from day-to-day until paid, whether earned or declared. Unless the full amount of any accrued and unpaid cumulative dividends accrued on the Series B Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend shall be paid or declared, and no Distribution shall be made, on any Common Stock; provided, however, that this restriction shall not apply to Permitted Repurchases. All dividends shall be paid in cash, unless otherwise mutually agreed upon by the holders of a majority of the issued and outstanding shares of Series B Preferred Stock and the Corporation.

          (b)  Non-Cash  Dividends.  Whenever  a  dividend  provided for in this
               Section 2 shall be payable in property other than cash, the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

          3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "AVAILABLE FUNDS AND ASSETS"), shall be distributed to stockholders in the following manner:

          (a) Liquidation Preferences. The holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution), of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price of the Series B Preferred Stock, plus all accrued but unpaid interest and dividends thereon; provided, however, that, the all such payments or distributions made to the holders of the Series B Preferred Stock shall be made on parity with any payments or distributions made to the holders of the Series A Preferred Stock and any other series of preferred stock which by its terms is pari passu with the Series B Preferred Stock.

          (b) Merger or Sale of Assets. A (i) consolidation or merger of the Corporation with or into any other corporation or corporations in which the holders of the Corporation's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger; and (ii) a sale of all or substantially all of the assets of the Corporation, shall each be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3. Notwithstanding anything to the contrary contained in the preceding sentence, by vote or written consent of the holders of a majority of the Series B Preferred Stock then outstanding, such holders may waive the right to treat any of the foregoing events as a deemed liquidation.

          (c) Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as reasonably determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

               (1) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                    (i) if the securities are then traded on a national securities exchange or the NASDAQ National Market System (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and


                    (ii) if  actively  traded  over-the-counter,  then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and


                    (iii)  if  there  is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board.


               (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section 3(c)(1)(i),(ii) or (iii)to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board.

     4. Voting Rights. So long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate series:

               (1) amend its Certificate of Incorporation in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series B Preferred Stock;


               (2) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior or on a parity with the Series B Preferred Stock;

               (3) authorize or issue any additional Series B Preferred Stock or any other stock having rights or preferences senior to or on a parity with the Series B Preferred Stock;

               (4)  merge  or  consolidate  with  or  into  any  corporation;

               (5) sell all or substantially all the Corporation's assets in a single transaction or Series of related transactions;

               (6)  liquidate  or  dissolve;  or

               (7) amend the Corporation's Bylaws to alter any rights of the holders of the Series B Preferred Stock.

     5.  Redemption.

          (a) Redemption Request. At any time after the earlier of (i) five business days after the date on which the Corporation sells, assigns, transfers or refinances its working interests in Louisiana State Lease No. 16141 No. 1 Well in Hell Hole Bayou, an exploration project located in Vermillion, Louisiana, and receives net proceeds equal to at least Ten Million Dollars
               ($10,000,000) or (ii) the third anniversary of the initial issuance date of the Series B Preferred Stock, the Corporation may, upon approval of its Board, redeem all or a portion of the outstanding shares of Series B Preferred Stock. The Corporation shall redeem at the Redemption Price (as provided for in Section 5(b) below) that number of shares of Series B Preferred Stock set forth in the minutes or written consent of the Board approving such redemption on the date fixed for redemption therein (the "Redemption Date"). If at any time, any holders of any other Series of Preferred Stock (other than the Series A Preferred Stock and any other series which by its terms is pari passu with the Series B Preferred Stock) or Common Stock of the Corporation are entitled to have any of their shares redeemed at the same time as outstanding shares of Series B Preferred Stock are required to be redeemed hereunder, the Corporation shall pay the applicable Redemption Price (as provided for in Section 5(b) below) on shares of Series B Preferred Stock prior to any other payment on or redemption of the Corporation's other classes of capital stock, including any other Series of Preferred Stock (other than the Series A Preferred Stock and any other series which by its terms is pari passu with the Series B Preferred Stock) or Common Stock.

          (b) Redemption Price. The redemption price per share of Series B Preferred Stock (the "REDEMPTION PRICE") shall be equal to the Liquidation Preference thereof as described in Section 3(a) plus all accrued and unpaid dividends thereon.

          (c) Insufficient Funds. If the Corporation on any Redemption Date does not have sufficient funds legally available to redeem the shares of Series B Preferred Stock for which redemption is authorized pursuant to Section 5(a) hereof, then it shall, prior to redeeming any other Series or class of the Company's Preferred Stock (other than the Series A Preferred Stock and any other series which by its terms is pari passu with the Series B Preferred Stock) or Common Stock, to the maximum lawful extent redeem such shares of Series B Preferred Stock on a pro rata basis among the Series B Preferred Stock stockholders in proportion to the number of shares held by each of them, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (d) Mechanics of Redemption. Each holder of outstanding shares of Series B Preferred Stock shall promptly surrender the certificate or certificates (or affidavit(s) of loss thereof) representing such shares to the Corporation at the Corporation's principal executive office, and thereupon the Corporation shall pay the portion of the Redemption Price for such shares to be paid as described in Section 5(a) hereof in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired.

          (e) Ranking. The redemption rights of the Series B Preferred Stock set forth in this Section 5 shall be pari passu with the redemption rights of the Series A Preferred Stock in all respects and, if the Corporation elects to redeem any shares of Series A Preferred Stock at the same time that it elects to redeem any shares of Series B Preferred Stock, then the Corporation shall satisfy the redemption rights of the Series A Preferred Stock and the Series B Preferred Stock on a pro rata basis. At no time shall the Corporation redeem shares of any other Series of Preferred Stock of the Corporation (other than the Series A
               Preferred Stock and any other series which by its terms is pari passu with the Series B Preferred Stock) or pay the applicable redemption price for or make any other payment on shares of any other Series of Preferred Stock of the Corporation (other than the Series A Preferred Stock and any other series which by its terms is pari passu with the Series B Preferred Stock) to holders of such other Series of Preferred Stock (other than the Series A Preferred Stock and any other series which by its terms is pari passu with the Series B Preferred Stock) so long as any shares of Series B Preferred Stock are outstanding and have not been redeemed.

     6. No Reissuance of Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     SECOND: That such determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series B Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of Incorporation of the Corporation, and in accordance with the provisions of Section 78-1955 of the Nevada Revised Statutes.

     IN WITNESS WHEREOF, Stephen P. Harrington has caused this Designation to be executed this 27th day of September, 2002.


                                        Continental  Southern  Resources,  Inc.

                                        By:/s/  Stephen  P.  Harrington
                                           ----------------------------
                                           Stephen  P.  Harrington
                                           President